UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2020

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

On April 30, 2020, Ecolab Inc. (“Ecolab”) sent a notice (the “Blackout Notice”) to its executive officers and directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16” and, each such person, a “Section 16 Person”), informing them that, in connection with Ecolab’s offer (the “Offer”) to exchange all of the shares of ChampionX Holding Inc. (“ChampionX”) common stock (“ChampionX Shares”) which are owned by Ecolab for outstanding shares of Ecolab common stock (“Ecolab Shares”), certain changes will occur to the Ecolab Stock fund (the “Ecolab Stock Fund”) held in each of (i) the Ecolab Savings Plan and ESOP For Traditional Benefit Employees, (ii) the Ecolab Savings Plan and ESOP and (iii) the Ecolab Puerto Rico Savings Plan (collectively, the “Plans”).  As a result of these changes, participants in the Plans and their beneficiaries may be temporarily unable to exercise certain rights otherwise available under the Plans (the “blackout”).  A blackout will be imposed if fifty percent (50%) or more of the participants or beneficiaries in the Plans direct the trustee for the applicable Plan (or its designated agent) to exchange in the Offer some or all of the Ecolab Shares held in the Ecolab Stock Fund attributable to their Plan accounts.

In addition, the Blackout Notice further informed Section 16 Persons that (i) in the event the Offer is consummated but is not fully subscribed, Ecolab will distribute the remaining ChampionX Shares owned by Ecolab on a pro-rata basis to Ecolab stockholders whose Ecolab Shares remain outstanding after consummation of the Offer (a “clean-up spin-off”) (ii) in the event the Offer is terminated by Ecolab without the exchange of shares, Ecolab may distribute all ChampionX Shares owned by Ecolab on a pro-rata basis to Ecolab stockholders (a “spin-off”).  A blackout will be imposed in the event of a clean-up spin-off or a spin-off.

On April 28, 2020, the administrator of the Plans delivered to Ecolab a notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding the restrictions relating to the Ecolab Shares held by the Plans.

Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the U.S. Securities and Exchange Commission, generally imposes certain restrictions on trading in company securities by directors and executive officers who are subject to Section 16 in the event that fifty percent (50%) or more of an issuer’s plan participants are so restricted.

The blackout for the Ecolab Stock Fund (if it occurs) is expected to begin on May 28, 2020 at 4:00 p.m. Eastern Time and end during the week ending on June 20, 2020 (assuming no extension of the Offer).

During the blackout (if it occurs), subject to certain limited exemptions, Section 16 Persons will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Ecolab Shares or derivative security with respect to Ecolab Shares acquired in connection with their service or employment as Section 16 Person of Ecolab, except that Section 16 Persons will have the opportunity to exchange Ecolab Shares in the Offer.

Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Blackout Notice.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Method Of Filing

(99.1)	Blackout Notice, dated April 30, 2020, provided to all executive officers and directors of Ecolab.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 1, 2020	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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